      As filed with the Securities and Exchange Commission on May 19, 1997
                                                  Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                       INTEGRATED PROCESS EQUIPMENT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           ---------------------------

           DELAWARE                                         77-0296222
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)


                                 911 BERN COURT
                           SAN JOSE, CALIFORNIA 95122
                                 (408) 436-2170

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           ---------------------------

                                SANJEEV R. CHITRE
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                           AND CHIEF EXECUTIVE OFFICER
                       INTEGRATED PROCESS EQUIPMENT CORP.
                   911 BERN COURT, SAN JOSE, CALIFORNIA 95122
                                 (408) 436-2170
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ---------------------------

                                   Copies to:
                                   ---------
                             FRANCIS S. CURRIE, ESQ.
                               NEIL J. WOLFF, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                  650 PAGE MILL ROAD, PALO ALTO, CA 94304-1050
                                 (415) 493-9300
                           ---------------------------


                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                 SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE
                 EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                        PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE             OFFERING PRICE        AGGREGATE OFFERING     REGISTRATION
            TO BE REGISTERED                    REGISTERED(1)             PER SHARE(1)              PRICE(1)             FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock............................        100,000 shares              $17.19                $1,719,000               $520.91
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 12, 1997.

                           ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

********************************************************************************
*Information contained herein is subject to completion or amendment. A         *
*registration statement relating to these securities has been filed with the * *Securities and Exchange Commission. These securities may not be sold nor may *
*offers to buy be accepted prior to the time the registration statement        *
*becomes effective. This prospectus shall not constitute an offer to sell or * *the solicitation of an offer to buy nor shall there be any sale of these * *securities in any State in which such offer, solicitation or sale would be * *unlawful prior to registration or qualification under the securities laws of *
*any such State.                                                               *
********************************************************************************


--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                                 100,000 SHARES

                       INTEGRATED PROCESS EQUIPMENT CORP.

                                  COMMON STOCK

                           ---------------------------



Some or all of the shares of common stock offered hereby (the "Shares") may be sold or distributed from time to time by Intel Corporation (the "Selling Stockholder" or "Intel") through underwriters or dealers or brokers or other agents or directly to one or more purchasers, in transactions (which may involve block transactions) on Nasdaq, privately negotiated transactions or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The Company will receive no portion of the proceeds from the sale of the Shares and will bear all of the expenses incident to their registration other than underwriters' discounts, commissions or stock transfer taxes relating to the Shares. The Selling Stockholder and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between the Selling Stockholder and any underwriter, broker, dealer or other agent relating to the sale or distribution of the shares.

The common stock (the "Common Stock") of Integrated Process Equipment Corp. (the "Company" or "IPEC") is quoted on The Nasdaq National Market ("Nasdaq") under the symbol "IPEC." The Shares will be sold from time to time at then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On May 12, 1997, the closing price of the Common Stock on Nasdaq was $16.50.

The Shares were issued by the Company upon the Selling Stockholder's exercise of warrants. See "Selling Stockholder" and "Plan of Distribution."




                           ---------------------------


         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS" LOCATED ON PAGE 4 OF THIS PROSPECTUS.

                           ---------------------------



 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY   , 1997.
                  -------------------------------------------

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments, and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This prospectus (the "Prospectus") does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement. Statements in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance in which a copy of such contract is filed as an exhibit to the Registration Statement, reference is made to such copy, and each such statement shall be deemed qualified by such reference. Copies of the Registration Statement may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth below.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street. N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is quoted for trading on The Nasdaq National Market and reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended June 30, 1996, as amended by Form 10-K/A-1 filed with the Commission on January 17, 1997.

    (b) The Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended September 30, 1996, as amended by Form 10-Q/A-1 filed with the Commission on January 17, 1997.

    (c) The Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended December 31, 1996, as amended by Form 10-Q/A-1 filed with the Commission on March 21, 1997.

    (d) The Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended March 31, 1997.

    (e)      The Company's Current Report on Form 8-K filed on December 30,
             1996.

    (f)      The Company's Current Report on Form 8-K filed on March 6, 1997.

    (g) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act following the date of this Prospectus and prior to the termination of the offering contemplated hereby.

         The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any information that has been incorporated by reference in this Prospectus (not including exhibits to information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates), upon written request to Investor Relations, Integrated Process Equipment Corp., 4717 East Hilton Ave., Phoenix, Arizona 85034, or by telephone at (602) 517-7200.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

         IPEC is a Delaware corporation organized in December 1991 and is the successor by merger to a California corporation of the same name that was incorporated in October 1989. The Company is primarily engaged in designing, manufacturing, marketing and servicing equipment for the semiconductor manufacturing industry.

         IPEC Planar, the Company's chemical mechanical planarization ("CMP") division, consists of the Company's IPEC Planar Phoenix operation (formerly named Westech Systems, Inc. or "Westech") and the IPEC Planar Portland operation (formerly named GAARD Automation Inc. or "GAARD"). IPEC Precision consists of the Precision Materials Operation acquired from Hughes Danbury Optical Systems, Inc. ("HDOS") and is engaged in manufacturing of advanced plasma assisted chemical etching equipment and metrology equipment for use primarily in manufacturing of silicon wafers and semiconductor devices. The Company's principal executive office is located at 911 Bern Court, San Jose, California 95122, and its telephone number is (408) 436-2170.



                  SPECIAL NOTE ON FORWARD LOOKING STATEMENTS

         This Prospectus and the documents incorporated by reference into this Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which are subject to the "safe harbor" created by that section. These forward-looking statements include, but are not limited to, statements concerning the necessity of CMP; size of the CMP market; size of the wafer fabrication equipment market; disposition of IPEC Clean; income and revenue; operating margins; expenses; dividend and tax rates; delivery of products; acceleration of orders; issuance of warrants; dependence on major customers; industry and customer acceptance of products; product introduction and development; competition; international sales; strategy; demand from semiconductor manufacturers; future acquisitions, dispositions or joint development efforts; marketing of product bays; litigation; future revenue which may be implied by reported backlog; and debt or equity financing. Forward-looking statements not specifically set forth above may also be found in the documents incorporated by reference into this Prospectus and identified as forward-looking statements. The Company's actual future results could differ materially from those projected in the forward-looking statements. Some factors which could cause future actual results to differ materially from the Company's recent results or those projected in the forward-looking statements are described in "Risk Factors."


                                 RISK FACTORS

         An investment in the Shares involves a high degree of risk. In addition to the other information contained and incorporated by reference in this Prospectus, before purchasing the Shares, prospective investors should carefully consider the risk factors described as Factors Affecting Operating Results in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

                                USE OF PROCEEDS

         This Prospectus relates to the Shares being offered and sold for the account of the Selling Stockholder. The Company will receive no portion of the proceeds from the sale of the Shares and will bear all of the expenses incident to their registration other than underwriters' discounts, commissions or stock transfer taxes relating to the Shares. See "Plan of Distribution."


                              SELLING STOCKHOLDER

         The Shares are being offered for the account of the Selling Stockholder. The Selling Stockholder acquired beneficial ownership of the Shares by exercising warrants (the "Warrants") issued to the Selling Stockholder pursuant to a Warrant Purchase Agreement dated October 4, 1996 between the Company and the Selling Stockholder (the "Warrant Agreement"). Prior to the effective date of this Prospectus, the Selling Stockholder did not own any shares of the Common Stock, but owned currently exercisable Warrants to purchase up to 250,000 shares of Common Stock. All Shares were issued to the Selling Stockholder upon the exercise of the Warrants.

                             PLAN OF DISTRIBUTION

         The Shares may be distributed from time to time by the Selling Stockholder. The Selling Stockholder will act independently of the Company in making decisions with respect to its sales of the Shares.

         The Selling Stockholder may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, in transactions (which may involve block transactions) on Nasdaq, privately negotiated transactions or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder (and, if it acts as agent for the purchaser of such shares, from such purchaser). Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholder in connection with such sales.

         The Selling Stockholder and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between the Selling Stockholder and any underwriter, broker, dealer or other agent relating to the sale or distribution of the shares.

         The Company has filed a Registration Statement in which this Prospectus is included for the purposes of permitting the Selling Stockholder to make resales of the Shares. Such resale may commence at the time such Registration Statement is declared effective by the Commission and continue for as long as such Registration Statement remains in effect.

         Notwithstanding the foregoing paragraph, if the Company provides to the Selling Stockholder a certificate signed by the President or Chief Financial Officer of the Company stating that, in good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for the Selling Stockholder to sell the Shares under the Registration Statement during any 60 day period (the "Blackout Period") designated by the Company, then the Selling Stockholder must not sell any of the Shares during the Blackout Period.

         In addition, under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the Shares may not simultaneously engage in market activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. Without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder. All of the foregoing may affect the marketability of the Common Stock.

         The Company will receive no portion of the proceeds from the sale of the Shares and will bear all of the expenses incident to their registration other than underwriters' discounts, commissions or stock transfer taxes relating to the Shares.

                                 LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050.


                                    EXPERTS

         The consolidated financial statements of Integrated Process Equipment Corp. and subsidiaries as of June 30, 1996 and for the year then ended have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Integrated Process Equipment Corp. and subsidiaries as of June 30, 1995 and for each of the two years in the two year period then ended have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Richard A. Eisner & Company, LLP, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.     EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses to be paid by the Registrant in connection with this offering are as follows:


Securities and Exchange Commission registration fee........       $   520.91
Nasdaq Additional Listing Fee..............................         2,000.00
Accounting fees and expenses...............................         6,000.00
Legal fees and expenses....................................         5,000.00
Miscellaneous..............................................         5,000.00
                                                                  ----------
       Total...............................................       $18,520.91
                                                                  ==========


ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Certificate of Incorporation, as amended, and the Bylaws, as amended, provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware Corporation law. In addition, the Company has entered into Indemnification Agreements with its officers and directors. The Company also currently maintains an officers' and directors' liability insurance policy which insures, subject to the exclusions and limitations of the policy, officers and directors of the Company against certain liabilities which might be incurred by them solely in such capacities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.     EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference herein:

    EXHIBIT
    NUMBER                           EXHIBIT TITLE
    -------                          ---------------
      4.1 Certificate of Incorporation, as amended. Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1993 (File No. 0-20470) (the "1993 Form 10-KSB").

      4.2 Amendment of Certificate of Incorporation, effective December 16, 1993. Incorporated by reference to Exhibit 3.2 to Amendment No. 1, filed on December 30, 1993 ("SB-2 Amendment No. 1") to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-70962) (the "SB-2 Registration Statement").

      4.3 By-Laws, as amended. Incorporated by reference to Exhibit 3.3 to SB-2 Amendment No. 1.

      4.4 Warrant Purchase Agreement, dated as of October 4, 1996, between the Company and Intel Corporation. Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed on November 14, 1996 for the quarter ended September 30, 1996.

    EXHIBIT
    NUMBER                           EXHIBIT TITLE
    -------                          ---------------
      4.5 Subscription Agreement, dated as of December 12, 1996, between the Company and Fletcher International Limited. Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K for reporting date December 16, 1996 and filed on December 30, 1996.

      4.6 Warrant Certificate, dated as of December 16, 1996, issued by the Company to Fletcher International Limited.
                Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K for reporting date December 16, 1996 and filed on December 30, 1996.

      5.1* Opinion of Wilson Sonsini Goodrich & Rosati, P.C. regarding the legality of the securities registered.

     23.1*      Consent of KPMG Peat Marwick LLP.

     23.2*      Consent of Richard A. Eisner & Company, LLP.

     23.3       Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
                Exhibit 5.1 above)

     24.1       Powers of Attorney.  (See Page II-4)
-----------------------
     * Filed herewith

ITEM 17.     UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, as amended; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (1)(i) and (1)(ii) above do not apply if the
           --------  -------
information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized:

                                    INTEGRATED PROCESS EQUIPMENT CORP.
                                    a Delaware Corporation

                                    By:  /s/ John S. Hodgson
                                        ----------------------------------------
                                        John S. Hodgson
                                        Vice President, Chief Financial Officer,
                                        Treasurer and Secretary
                                        (Principal Financial and
                                        Accounting Officer)

                                    Date: May 14, 1997


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanjeev R. Chitre and John S. Hodgson, jointly and severally his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


Signature                                                        Title                     Date
/s/ SANJEEV R. CHITRE                          Chairman of the Board and Chief           May 14, 1997
---------------------------------------------  Executive Officer (Principal
Sanjeev R. Chitre                              Executive Officer)


/s/ JOHN S. HODGSON                            Vice President, Chief Financial           May 14, 1997
---------------------------------------------  Officer, Treasurer and Secretary
John S. Hodgson                                (Principal Financial and Accounting
                                               Officer)

/s/ HAROLD C. BALDAUF                          Director                                  May 14, 1997
---------------------------------------------
Harold C. Baldauf


/s/ WILLIAM J. FRESCHI                         Director                                  May 14, 1997
---------------------------------------------
William J. Freschi


---------------------------------------------  Director                                  May __, 1997
Kenneth Levy


/s/ ROGER D. McDANIEL                          Director                                  May 14, 1997
---------------------------------------------
Roger D. McDaniel


                                 EXHIBIT INDEX

    EXHIBIT
    NUMBER                           EXHIBIT TITLE
    -------                          ---------------
      4.1 Certificate of Incorporation, as amended. Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1993 (File No. 0-20470) (the "1993 Form 10-KSB").

      4.2 Amendment of Certificate of Incorporation, effective December 16, 1993. Incorporated by reference to Exhibit 3.2 to Amendment No. 1, filed on December 30, 1993 ("SB-2 Amendment No. 1") to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-70962) (the "SB-2 Registration Statement").

      4.3 By-Laws, as amended. Incorporated by reference to Exhibit 3.3 to SB-2 Amendment No. 1.

      4.4 Warrant Purchase Agreement, dated as of October 4, 1996, between the Company and Intel Corporation. Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed on November 14, 1996 for the quarter ended September 30, 1996.

      4.5 Subscription Agreement, dated as of December 12, 1996, between the Company and Fletcher International Limited. Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K for reporting date December 16, 1996 and filed on December 30, 1996.

      4.6 Warrant Certificate, dated as of December 16, 1996, issued by the Company to Fletcher International Limited.
                Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K for reporting date December 16, 1996 and filed on December 30, 1996.

      5.1* Opinion of Wilson Sonsini Goodrich & Rosati, P.C. regarding the legality of the securities registered.

     23.1*      Consent of KPMG Peat Marwick LLP.

     23.2*      Consent of Richard A. Eisner & Company, LLP.

     23.3       Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
                Exhibit 5.1 above)

     24.1       Powers of Attorney.  (See Page II-4)
-----------------------
     * Filed herewith